UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Clemenceau Ave. 04-15/16 UE Square Suite 23, Singapore	239917
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6830 8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2008, KAL Energy, Inc. (the “Company”) entered into forfeiture agreements (the “Agreements”) with four stockholders of the Company (the “Stockholders”) pursuant to which the Stockholders agreed to return an aggregate of 9,000,000 shares (the “Returned Shares”) of the Company’s common stock held by the Stockholders to the Company. The Company will hold the Returned Shares as treasury stock and will reissue the Returned Shares for the sole purpose of attracting and retaining qualified directors, executive officers, managers and other key staff of the Company.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 22, 2008, the Company issued a press release announcing its entry into the Agreements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under this Item 7.01, including Exhibit 99.1 referenced herein, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Forfeiture Agreement, dated as of September 17, 2008, by and between KAL Energy, Inc. and the stockholder named therein.
99.1	Press release of KAL Energy, Inc. issued September 22, 2008 announcing its entry into the forfeiture agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

September 22, 2008	By:	/s/ Jorge Nigaglioni
Jorge Nigaglioni
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Forfeiture Agreement, dated as of September 17, 2008, by and between KAL Energy, Inc. and the stockholder named therein.
99.1	Press release of KAL Energy, Inc. issued September 22, 2008 announcing its entry into the forfeiture agreements.